Exhibit 99.2

# ARR expansion trends[1]

| | FY24 | | | | FY25 | | | | FY26 | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| ($ in millions) | Q1-24 | Q2-24 | Q3-24 | Q4-24 | Q1-25 | Q2-25 | Q3-25 | Q4-25 | Q1-26 | Q2-26 | Q3-26 | |
| ***Year-over-Year*** | | | | | | | | | | | | |
| **ARR (As Reported)** | **$1,294** | **$1,344** | **$1,425** | **$1,504** | **$1,541** | **$1,617** | **$1,647** | **$1,734** | **$1,822** | **$1,899** | **$1,972** | |
| *Year-over-Year increase* | *25%* | *26%* | *23%* | *21%* | *19%* | *20%* | *16%* | *15%* | *18%* | *17%* | *20%* | |
| TTM FX headwind/(tailwind)[2] | (3) | (27) | (17) | (10) | 12 | (14) | 37 | 19 | (28) | (19) | (57) | |
| **ARR - Constant Currency** | **1,291** | **1,316** | **1,408** | **1,494** | **1,553** | **1,603** | **1,684** | **1,753** | **1,795** | **1,880** | **1,915** | |
| *Year-over-Year ARR Increase - Constant Currency[3]* | *25%* | *24%* | *21%* | *20%* | *20%* | *19%* | *18%* | *17%* | *16%* | *16%* | *16%* | |
| | Q1-24 | Q2-24 | Q3-24 | Q4-24 | Q1-25 | Q2-25 | Q3-25 | Q4-25 | Q1-26 | Q2-26 | Q3-26 | Q3-26 TTM |
| ***Quarter-over-Quarter*** | | | | | | | | | | | | |
| **ARR (As Reported)** | **$1,294** | **$1,344** | **$1,425** | **$1,504** | **$1,541** | **$1,617** | **$1,647** | **$1,734** | **$1,822** | **$1,899** | **$1,972** | |
| Net New ARR (As Reported)[4] | 47 | 50 | 82 | 79 | 37 | 76 | 31 | 87 | 88 | 77 | 73 | 325 |
| Quarterly FX headwind/(tailwind)[5] | (10) | 10 | (12) | 5 | 9 | (15) | 37 | (13) | (37) | (7) | 2 | (55) |
| **Net New ARR - Constant Currency[6]** | **37** | **59** | **70** | **84** | **46** | **61** | **68** | **74** | **51** | **70** | **75** | **270** |
| *Year-over-Year Net New ARR Growth – Constant Currency[7]* | *-33%* | *2%* | *-12%* | *1%* | *23%* | *3%* | *-3%* | *-12%* | *13%* | *16%* | *11%* | *5%* |

1. Values have been rounded and may not add up precisely to the totals.
2. Year-over-year FX headwind/(tailwind) using exchange rates from the same quarter in the prior fiscal year.
3. Represents the year-over-year growth rate excluding the FX headwind/(tailwind).
4. Defined as the quarterly increase/(decrease) in the current quarter As Reported ARR compared to the previous quarters As Reported ARR.
5. Quarterly FX impact using exchange rates from the prior quarter.
6. Defined as Net New ARR (as reported) adjusted for quarterly FX impact.
7. Defined as quarterly increase in Net New ARR in Constant Currency compared to the year-ago quarter Net New ARR in Constant Currency.